EXHIBIT 4.1


THIS NOTE AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OFFERED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                           NATIONAL QUALITY CARE, INC.
                             A DELAWARE CORPORATION

                    8% UNSECURED CONVERTIBLE PROMISSORY NOTE

                                       DUE

                                 MARCH 27, 2007

$ 50,000                                                          MARCH 27, 2006

         1. PAYMENT OF PRINCIPAL AND INTEREST. NATIONAL QUALITY CARE, INC., a Delaware corporation (the "COMPANY"), hereby promises to pay to Leonardo Berezovsky, M.D. (the "HOLDER"), at the address specified by the Holder in his Securities Purchase Agreement (as defined below) or at such other place as the Holder shall direct in writing, the principal sum of Fifty Thousand Dollars ($50,000), together with interest, payable in arrears on the unpaid principal amount hereof, at the rate of eight percent (8%) PER ANNUM, in lawful money of the United States of America, or as otherwise provided herein, which sum shall be due and payable in one (1) installment on March 27, 2007 (the "MATURITY DATE"). These payments shall be applied first to accrued and unpaid interest, and thereafter to the unpaid principal amount of this Note. All references to Dollars herein are to lawful currency of the United States of America.

         2. SECURITIES PURCHASE AGREEMENT. This Note has been issued concurrently with a Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT"), by and between the Company and the Holder, of even date herewith.

         3. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified Events of Default (each herein called an "EVENT OF DEFAULT"):

                  a. PRINCIPAL. The Company shall be in default in the due and punctual payment of any principal amount of this Note after the date of receipt of written notice of default and demand for payment by Holder, and any such default shall continue unremedied for more than fifteen (15) days;


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                  b. INTEREST. The Company shall be in default in the due and punctual payment of any interest on this Note after the date of receipt of written notice of default and demand for payment by Holder, and any such default shall continue unremedied for more than fifteen (15) days; or

                  c. INSOLVENCY. The Company shall suspend or discontinue its business, or the Company shall make an assignment for the benefit of creditors or a composition with creditors, shall file a petition in bankruptcy, shall be adjudicated insolvent or bankrupt, shall petition or apply to any tribunal for the appointment of any custodian, receiver, liquidator or trustee of or for it or any substantial part of its property or assets, shall commence any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Company any such proceeding which shall remain undismissed for a period of sixty (60) days or more, or any order, judgment or decree entered or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any such proceeding or in the appointment of any custodian, receiver, liquidator or trustee of or for it or any substantial part of its property or assets, or shall suffer any such appointment to continue undischarged or unstayed for a period of sixty (60) days or more; or the Company shall take any action for the purpose of effecting any of the foregoing; or any court of competent jurisdiction shall assume jurisdiction with respect to any such proceeding or a custodian, receiver or trustee or other officer or representative of a court or of creditors, or any court, governmental officer or agency shall, under color of legal authority, take and hold possession of any substantial part of the property or assets of the Company;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Holder may, by written notice to the Company, which notice shall be by certified or registered mail only, declare the principal of and accrued interest in respect of this Note to be forthwith due and payable, whereupon the principal of and such unpaid accrued interest in respect of this Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company.

         4. OPTIONAL CONVERSION PROVISIONS.

                  a. The Holder shall have the right, at its option, and upon written notice of conversion, in the form attached as EXHIBIT A hereto, to convert all, but not part, of the entire unpaid principal amount of the obligation underlying this Note, plus all accrued interest thereon, at any time after the date of this Note, and (subject to the satisfaction of the conditions hereinafter described) prior to the repayment in full of the principal amount of this Note (the "CONVERSION PERIOD"), subject to the terms and provisions of this Note, into shares ("CONVERSION SHARES") of common stock of the Company, par value $0.01 per share (the "COMMON STOCK"), calculated as to each conversion to the greatest number of full shares of Common Stock, disregarding fractions, with a cash adjustment for fractional shares as hereinafter provided, at a per share conversion price equal to $0.48 per share (the "CONVERSION PRICE"); PROVIDED, HOWEVER, that such right of conversion shall only be exercisable at such time as the exercise of such


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right of conversion and the delivery of such shares of Common Stock are lawful under federal securities laws and the securities laws of the jurisdiction of residence of all persons to whom such shares of Common Stock are otherwise deliverable. Notwithstanding anything to the contrary herein, the Company shall not be obligated to deliver any certificates for any shares of Common Stock into which this Note shall have been exercised until the delivery by the Holder to the Company of the original of this Note. In the event the Holder shall give notice to the Company of the Holder's exercise of such right of conversion, the Holder shall not be entitled to withdraw the exercise of such right of conversion without the written consent of the Company. Noteholders who do not advise the Company of their intention to convert the Note in accordance with the provisions hereof on or before the end of the Conversion Period shall not be entitled to convert their Notes hereunder.

                  b. Upon such delivery of notice and surrender of this Note, as aforesaid, the Company shall cause to be issued and to be mailed to the Holder, as soon as practicable after the receipt by the Company of such notice and surrender of this Note by the Holder to the Company, a certificate or certificates for the number of full shares of Common Stock into which this Note has been so converted upon the exercise of such conversion rights, together with cash, as provided hereinbelow, in respect of any fractional shares of Common Stock otherwise issuable upon such delivery and surrender. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become a holder of record of such shares of Common Stock as of the date of receipt by the Company of such notice and surrender; PROVIDED, HOWEVER, that if, at the date of such notice and surrender, the transfer books for the Common Stock or other class of stock purchasable upon the exercise of such conversion rights shall be closed, the certificate or certificates for the shares of Common Stock in respect of which such conversion rights are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such shares of Common Stock; and PROVIDED, FURTHER, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the foregoing conversion rights shall be exercisable, at the election of the Holder, either in full or from time to time in part.

         5. NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the conversion rights set forth hereinabove. With respect to any fraction of a share called for upon the exercise of any such conversion rights hereunder or the automatic conversion of this Note, the Company shall issue to the Holder one whole share of Common Stock in lieu of such fractional share.

         6. ADJUSTMENTS TO CONVERSION PRICE. The number of shares of Common Stock issuable upon conversion of this Note shall be subject to adjustment, in case the Company shall: (a) pay a dividend on the Common Stock in shares of Common Stock or make a distribution in shares of Common Stock; (b) subdivide its outstanding shares of Common Stock; (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (d) issue by reclassification of its shares of stock other securities of the Company. The

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number of shares of Common Stock purchasable upon conversion of this Note immediately prior thereto shall be adjusted so that the holder of this Note shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Note been converted immediately prior to the happening of such event or as of any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         7. PREPAYMENT OF NOTE. This Note shall have the following redemption provisions:

                  a. This Note may be prepaid, at the election of the Company, as a whole, or from time to time in part, at the price equal to the outstanding principal of the Note and accrued interest thereon to the prepayment date, at any time.

                  b. In case the Company shall desire to exercise the right to prepay all or any part of the Note in accordance with its terms, it shall fix a date for prepayment and shall mail a notice of such prepayment at least ten (10) days prior to the date fixed for prepayment to the Holder of the Note to be redeemed as a whole or in part at his address as the same appears on the registry books of the Company. If mailed in the manner herein provided, the notice shall be conclusively presumed to have been duly given, whether or not any such Holder receives such notice. Any defect in the notice to the Holder of any Note designated for prepayment as a whole or in part shall not affect the validity of the proceedings for the prepayment of the Note.

         Each such notice of prepayment shall specify the date fixed for prepayment, the prepayment price, the place where the Note is to be surrendered for prepayment, which shall be the office of the Company, that payment will be made upon presentation and surrender of the Note, that accrued interest to the redemption date will be paid as specified in said notice, and that on and after said date, interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the outstanding amount of the Note is to be prepaid, the notice of prepayment shall specify the amount of the Note to be redeemed. In case the Note is to be redeemed in part only, the notice of prepayment shall state the portion of the principal amount thereof to be prepaid and shall state that on and after the date fixed for prepayment, upon surrender of the Note, a new Note in the principal amount and Maturity Date equal to the unredeemed portion thereof will be issued.

                  c. If notice of prepayment has been mailed as above provided, the Note or portion of the Note with respect to which such notice has been mailed shall become due and payable on the date and at the place or places stated in such notice, at the applicable prepayment price, together with accrued interest to the prepayment date, and on and after said date (unless the Company shall default in the payment of the Note at the applicable prepayment price, together with accrued interest to said date) any interest on the Note or


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

portions of the Note so called for prepayment shall cease to accrue, and the Notes and portion of the Note shall be deemed not to be outstanding hereunder and shall not be entitled to any benefit under this Note except to receive payment of the prepayment price, together with accrued interest to the date fixed for prepayment. On presentation and surrender of the Note at the office of the Company, the Note or the specified portions thereof shall be paid and prepaid by the Company at the applicable prepayment price, together with accrued interest, to the date fixed for prepayment.

         Upon presentation of the Note to be prepaid in part only, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note, of authorized denominations in aggregate principal amount and Maturity Date equal to the unpaid portion of the Note so presented.

                  d. Notwithstanding anything to the contrary, in the event that the Company shall deliver a notice of prepayment, the Holder shall have the option, prior to the Company's payment of the prepayment price, but in no event less than fifteen (15) days of the delivery of a prepayment notice by the Company to the Holder, to convert this Note in accordance with the Optional Conversion provisions of Section 4 of this Note.

         8. CONSOLIDATIONS AND MERGERS. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute an agreement that any holder of this Note shall have the right thereafter, upon payment of the Conversion Price, as the case may be, in effect immediately prior to such action, to purchase upon conversion of this Note the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening or such consolidation, merger, sale or conveyance had this Note been converted immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each holder of this Note, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales or conveyances.

         9. RESERVATION OF SHARES. There has been reserved, and the Company shall at all times keep reserved so long as this Note remains outstanding, out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the foregoing conversion rights. The transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be requisite for such purpose. The Company will keep a copy of this Note on file with the transfer agent for the Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the foregoing conversion rights. The Company will supply the transfer agent with duly executed stock certificates for issue against exercise of the foregoing conversion rights and will provide or otherwise make available any cash which may be payable in lieu of fractional shares as provided hereinabove. Promptly after the date of the expiration of the foregoing conversion rights, the Company shall certify to the transfer agent the aggregate number of shares of Common Stock previously subject to such conversion rights, and thereafter no shares shall be subject to reservation in respect of such conversion rights.


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

         10. TAXES. The Holder shall pay all taxes and charges that may be imposed by the United States of America or any state or territory thereof ("TAXES") attributable to the initial issuance of Conversion Shares in connection with the automatic conversion of this Note, or which may be payable in respect of any transfer involved in the issuance of any Notes or Conversion Shares in a name other than that of the Noteholder of record surrendered upon the conversion of this Note, and the Company shall not be required to issue or deliver such Conversion Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such Taxes or shall have established to the satisfaction of the Company that such Taxes have been paid.

         11. CERTAIN RESTRICTIONS ON TRANSFERABILITY.

                  a. This Note and the conversion rights set forth hereinabove may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred or alienated in any manner by the Holder without delivery of prior written notice thereof to the Board of Directors of the Company and compliance with the provisions of this Note, and, unless such notice shall have been so delivered and the terms of this Note shall have been so complied with, shall not run to any assignee of the Note.

                  b. This Note has not been registered under the Securities Act or applicable state securities laws and may not be sold, pledged or otherwise disposed of unless it is so registered or an exemption from registration is available and, if the Company requests, an opinion satisfactory to the Company to such effect has been rendered by counsel. The Company is under no obligation to register the Note or to comply with any applicable exemption from registration. Subject to the above and the receipt of the consent of the Company to any such transfer, the transfer of this Note may be registered by the registered holder hereof in person or by duly authorized attorney, at the office of the Company at the address set forth in this Note, by delivering this Note for cancellation accompanied by delivery to the Company of a duly executed instrument of transfer, and thereupon the Company shall execute, in the name of the transferee or transferees, a new Note of like form for the same aggregate principal amount.

                  c. With respect to the issue of shares of Common Stock upon conversion of this Note and the transfer of such shares of Common Stock:

                           (i) The Holder and any transferee of the shares of Common Stock issuable upon the exercise of the foregoing conversion rights agree that, notwithstanding anything in this Note to the contrary, during such period as delivery of a prospectus or like document with respect to such Common Stock may be required by the

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

         securities laws of any applicable jurisdiction, no public distribution of such Common Stock will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus or other document then meeting the requirements of such laws. The Holder and any such transferee further agree that if any distribution of any of such Common Stock is proposed to be made to them or by them otherwise than by delivery of such a prospectus or other document meeting the requirements of the securities laws of all applicable jurisdictions, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of such securities laws.

                           (ii) It shall be a condition to the transfer of such Common Stock that any transferee of such Common Stock deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions of this Note.

         12. NO STOCKHOLDER STATUS. The Holder shall not, by virtue hereof, be entitled to any of the rights of a stockholder in the Company, either at law or in equity; PROVIDED, HOWEVER, that in the event any certificate or certificates representing shares of Common Stock are issued to the Holder upon exercise of the foregoing conversion rights, then the Holder shall, for all purposes, be deemed to have become the holder of record of such shares of Common Stock on the date as of which such certificate or certificates were deemed issued as provided hereinabove, irrespective of the date of delivery of such share certificate or certificates. The rights of the Holder under this Note are limited to those expressed herein, and the Holder, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Note, including, without limitation, all of the obligations imposed upon the Holder by the preceding paragraph hereof.

         13. NOTICES. Any notice, demand or other communication which any party hereto may be required or may elect to give anyone interested hereunder shall be sufficiently given if: (a) delivered by overnight courier, and addressed, in the case of the Company, to the address set forth on the signature page of the Securities Purchase Agreement, and, if to the Holder, to the address set forth on the signature page of the Securities Purchase Agreement; or (b) delivered personally at such address; or (c) telecopied, if to the Company, at the number set forth on the signature page of the Securities Purchase Agreement, and if to the Holder, at the number set forth on the signature page of the Securities Purchase Agreement, and in addition, deposited, postage prepaid, in a United States or any other country of the Holder's residence mail box, stamped registered or certified mail, return receipt requested and addressed in the manner described in Section 13(a) above.

         14. ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the non-prevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein (including any appeal therefrom).


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

         15. CHOICE OF LAW AND FORUM. This Note shall be construed in accordance with and be governed by the law of the State of California. Any dispute arising under this Note, whether during the term of this Note or at any subsequent time, shall be resolved exclusively in the courts of the State of California.

         Executed at Beverly Hills, California as of the date first written above.

                                             "Company"

                                             NATIONAL QUALITY CARE, INC.
                                             a Delaware corporation




                                             By: /s/ RONALD LANG, M.D.
                                                 -------------------------------
                                                 Ronald Lang, M.D., Secretary

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION
                          (To be Executed by the Holder
                          in order to Convert the Note)

         The undersigned hereby irrevocably elects to convert $________ principal amount of the Note (defined below) into shares of common stock, par value $0.01 per share ("COMMON STOCK"), of National Quality Care, Inc., a Delaware corporation (the "COMPANY") according to the conditions of the "NOTE"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

                  The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:__________________________________________________________________

         Address:_______________________________________________________________

                  The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:___________________________________________
                  Applicable Conversion Price: _________________________________
                  Number of Shares of Common Stock to be Issued
                  Pursuant to Conversion of the Note:___________________________ Name:_________________________________________________________
                  Address:______________________________________________________

                  Signature:____________________________________________________



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